CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

EXHIBIT 32.1

In connection with the quarterly report of Falcon Media Services, Ltd. (the “Company”) On Form 10-QSB for the period ending April 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (“Report”), I, John May, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

i. The certifications required by Rule 13a-14(b) (17 CFR 240.13a-14(b)) or Rule 15d-14(b) (17 CFR 240.15d-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350).

ii. A certification furnished pursuant to this Item will not be deemed “filed” for purposes of section 18 of the Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the small business issuer specifically incorporates it by reference.

/s/ John May
John May
President and Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Financial Officer)